Exhibit 10.46
[Form of Pledge and Escrow Agreement]
PLEDGE AND ESCROW AGREEMENT
among
CVR ENERGY, INC.,
as Pledgor,
WELLS FARGO BANK, N.A.,
as Trustee,
and
WELLS FARGO BANK, N.A.,
as Escrow Agent
Dated as of [●], 2008

PLEDGE AND ESCROW AGREEMENT
     PLEDGE AND ESCROW AGREEMENT, dated as of [●], 2008 (this “Agreement”), among CVR Energy, Inc. (the “Company”), as pledgor, Wells Fargo Bank, N.A., as trustee under the Indenture referred to below (the “Trustee”), and Wells Fargo Bank, N.A., in its capacity as securities intermediary and escrow agent (the “Escrow Agent”).
RECITALS
     The Company and the Trustee have entered into the Indenture, dated as of [●], 2008, as the same may be amended or supplemented from time to time (the “Indenture”), pursuant to which the Company is issuing $[●] aggregate principal amount of its [●]% Convertible Senior Notes due 2013 (the “Firm Securities”). The Firm Securities are being sold pursuant to the Underwriting Agreement, dated [●], 2008 (the “Underwriting Agreement”), among the Company and the several underwriters named in Schedule I thereto (the “Underwriters”). The Company may issue up to an additional $[●] aggregate principal amount of its [●]% Convertible Senior Notes due 2013 (the “Optional Securities” and, together with the Firm Securities, the “Securities”) to the extent the Underwriters exercise their over-allotment option pursuant to the Underwriting Agreement.
     The Company desires to establish an escrow account with the Escrow Agent into which certain Government Securities (as defined in Section 2(a) hereof) will be, simultaneously with the issuance of the Firm Securities (and simultaneously with the issuance of any Optional Securities), deposited by the Underwriters, on behalf of the Company, to be held as security for the payment and performance of the Secured Obligations (as defined in Section 3(a) hereof) and distributed in accordance with the terms and conditions set forth herein.
     The Escrow Agent is willing to serve as the escrow agent in respect of the Escrow Assets (as defined in Section 2(a) hereof) and the collateral agent in respect of the Collateral (as defined in Section 3(a) hereof), in each case in accordance with the terms and conditions hereof.
     Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Indenture.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1. Establishment of Escrow Account; Appointment of Escrow Agent.
          (a) The Escrow Agent shall establish on the date hereof and maintain in the Trustee’s name an escrow account that shall include two subaccounts: (i) a “securities account” (as defined in Section 8-501(a) of the Uniform Commercial Code of the State of New York as in effect from time to time (the “New York UCC”)), which shall be entitled “[●]” (the “Securities Subaccount”) and (ii) a non-interest-bearing “deposit account” (as defined in Section 9-102(a)(29) of the New York UCC), which shall be entitled “[●]” (the “Deposit Subaccount,” and together with the Securities Subaccount, the “Escrow Account”). Any assets received by the Escrow Agent from or on behalf of the Company in accordance with this Agreement shall be immediately credited and held in the Escrow Account. The assets credited to the Escrow Account shall be applied and disbursed only as provided herein. The Escrow Agent shall segregate the assets credited to the Escrow Account from its other assets held as an agent or in trust. The Escrow Agent agrees and acknowledges that it shall treat all property held by it in the Securities Subaccount as “financial assets” (as defined in Section 8-l02(a)(9) of the New York UCC) in accordance with Section 8-501 (or successor section) of the New York UCC.
          (b) The Company and the Trustee, at the direction of the Company, hereby appoint the Escrow Agent to act as the escrow agent under this Agreement, and the Escrow Agent hereby accepts such appointment and agrees to hold and administer the Escrow Assets and any other Collateral in accordance with the terms and subject to the conditions set forth herein.
     Section 2. Deposit to the Escrow Account; Investments.
          (a) (i) Simultaneously with the issuance of the Firm Securities, the Company shall, or shall cause the Underwriters, on behalf of the Company, to deliver to the Escrow Agent for deposit in the Securities Subaccount, Government Securities that mature on or prior to the Business Day prior to the due date of each Scheduled Interest Payment (as defined in Section 4(b) below) in respect of the Firm Securities in an aggregate amount at maturity sufficient to pay each of such Scheduled Interest Payments due in respect of the Firm Securities and having the terms set forth on Schedule I hereto (the “Initial Escrow Assets”). As used herein, “Government Securities” means zero-coupon securities comprising stripped principal or interest components of U.S. Treasury debt obligations, excluding Treasury Inflation-Protected Securities.
               (ii) To the extent Optional Securities are issued, simultaneously with the issuance of such Optional Securities, the Company shall, or shall cause the Underwriters, on behalf of the Company, to deliver to the Escrow Agent for deposit in the Securities Subaccount additional Government Securities that mature on or prior to the Business Day prior to the due date of each Scheduled Interest Payment in respect of the Optional Securities in an aggregate amount at maturity sufficient to pay each of such

Scheduled Interest Payments due in respect of the Optional Securities (any such additional Government Securities, together with the Initial Escrow Assets and any other cash, Government Securities or property deposited, credited to or held from time to time in the Escrow Account as provided herein, the “Escrow Assets”).
          (iii) All Government Securities and other property (other than funds) to be deposited with the Escrow Agent pursuant to this Agreement shall be deposited in the Securities Subaccount:
[●]
          (iv) All funds to be deposited with the Escrow Agent pursuant to this Agreement shall be deposited in the Deposit Subaccount:
[●]
          (b) Upon the maturity of any Government Securities, the Escrow Agent shall hold the proceeds of such Government Securities in the Deposit Subaccount, until any withdrawal of such funds by the Escrow Agent in accordance with Section 4 hereof.
          (c) Promptly following the deposit of any funds (other than the proceeds of Government Securities upon maturity as described in Section 2(b) above) into the Escrow Account pursuant to the second sentence of Section 4(c) hereof or otherwise, the Company may provide written instructions to the Escrow Agent as to Government Securities in which funds are to be invested and, upon such instructions, the Escrow Agent shall invest such funds in the Escrow Agent’s name in Government Securities as so instructed by the Company. If the Company does not provide such instructions, the Escrow Agent shall hold the such funds in the Deposit Subaccount. Any such funds shall remain so invested or held until any withdrawal by the Escrow Agent in accordance with Section 4 hereof.
          (d) All Government Securities from time to time credited to the Escrow Account constituting a “security entitlement” (as such term is defined in Section 8-102(a)(17) of the New York UCC) shall be held in the name of the Escrow Agent and in no event shall the Company be or be deemed to be the “entitlement holder” (as such term is defined in Section 8-102(a)(7) of the New York UCC) with respect thereto.
     Section 3. Security Interest.
          (a) Pledge and Assignment. As security for the prompt and complete payment when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations (as defined below), the Company hereby irrevocably pledges, assigns as collateral security and grants to the Trustee, for the benefit of the Trustee and the equal and ratable benefit of the Holders of the Securities, a first priority continuing security interest in, and control of, all of the Company’s right, title and interest in and to all of the following whether now owned or existing or hereafter acquired or created (collectively, the “Collateral”):
          (i) the Escrow Account (including the Security Subaccount and Deposit Subaccount), all security entitlements from time to time carried in the Escrow Account, all assets and funds from time to time held in the Escrow Account;
          (ii) all investments of funds in the Escrow Account and, whether held by or registered in the name of the Trustee, the Escrow Agent or any nominee thereof, all certificates and instruments, if any, from time to time representing or evidencing any Escrow Assets or other property held in or credited to the Escrow Account and all security entitlements to such Escrow Assets or such other property;
          (iii) all promissory notes, certificates of deposit, deposit accounts, checks and other instruments evidencing Escrow Assets or other property from time to time delivered to or otherwise possessed by the Escrow Agent, for or on behalf of the Company, in substitution for or in addition to any or all of the then existing Collateral;
          (iv) all interest, dividends, principal, cash, instruments, securities and other properties from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Collateral;
          (v) all books, statements and records pertaining to the Collateral; and
          (vi) all “proceeds” (as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all interest, dividends or other income from the Collateral, collections thereon or distributions or payments with respect thereto) of the foregoing.
     For the purposes of this Agreement, “Secured Obligations” means the collective reference to all liabilities and obligations of the Company (including, without limitation, interest and premium, if any, accrued on the Securities after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or become due, or now existing or hereafter incurred, that may arise under, out of, or in connection with, the Securities, the Indenture and this Agreement.
          (b) Appointment of Escrow Agent as Collateral Agent. The Company and the Trustee, at the direction of the Company, hereby appoint the Escrow Agent to act as the Trustee’s collateral agent, on behalf of the Holders of the Securities, for purposes of perfecting the foregoing pledge, assignment and security interest in the Collateral, and the Escrow Agent hereby accepts such appointment. For so long as the foregoing pledge, assignment and security interest remains in effect, the Escrow Agent hereby waives any right of set off or banker’s lien that it, in its individual capacity or in its capacity as an agent for Persons other than the Trustee and the Holders of the Securities, may have with respect to any or all of the Collateral.
          (c) Delivery of Collateral. All items of Collateral (other than the Escrow Account itself) shall be credited to the Escrow Account. All certificates or instruments, if any, representing or evidencing all or any portion of the Collateral shall be held by the Escrow Agent on behalf of the Trustee pursuant hereto and shall be delivered by or on behalf of the Company in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignments in blank, all in form and substance reasonably satisfactory to the Trustee, and all in form and substance sufficient to convey valid record ownership in such Collateral to the Escrow Agent and a valid security interest in such Collateral to the Trustee. All securities in uncertificated or book-entry form and all security entitlements, if any, in each case representing or evidencing the Collateral shall be registered in the name of the Escrow Agent (or any of its nominees), as the registered owner thereof, by book-entry or as otherwise appropriate so as to properly identify the interest of the Escrow Agent therein. In no event will any item of Collateral be registered in the name of, payable to the order of, or specially indorsed to any person other than the Escrow Agent (or any of its nominees), unless such item has been indorsed to the Escrow Agent or in blank. The Escrow Agent shall have the right at any time to exchange certificates or instruments representing or evidencing all or any portion of the Collateral for certificates or instruments of smaller or larger denominations in the same aggregate amount.
          (d) Maintaining the Escrow Account. So long as this Agreement is in full force and effect:
          (i) subject to the other terms and conditions of this Agreement, all Collateral held by the Escrow Agent pursuant to this Agreement shall be held in the Escrow Account, which shall be subject to the exclusive dominion and control of the Trustee for the benefit of the Trustee and the equal and ratable benefit of the Holders of the Securities;

          (ii) the Escrow Account and all Collateral from time to time therein shall remain segregated from all other funds or other property otherwise held by the Trustee or the Escrow Agent, as applicable;
          (iii) all amounts (including, without limitation, any cash, Escrow Assets, or interest or other proceeds in respect of the Escrow Assets held in the Escrow Account) shall remain on deposit in the Escrow Account until withdrawn in accordance with this Agreement; and
          (iv) the Escrow Agent shall take all steps necessary to ensure that the Trustee is the holder or entitlement holder (as the case may be) of all of the Collateral, and that either the Trustee or, to the extent required by applicable law, the Escrow Agent, for the benefit of the Trustee, is the holder or entitlement holder of all Escrow Assets on the books of the applicable Federal Reserve Bank or other applicable securities intermediary.
          (e) Further Assurances. At any time and from time to time, upon the written request of the Trustee or the Escrow Agent, the Company shall, at the Company’s sole expense, execute and deliver, and have recorded, such further instruments and documents, and take all further action as the Trustee or the Escrow Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, and the Company shall take all necessary action to preserve, defend and protect the security interest created hereby as a first priority, perfected lien and encumbrance upon the Collateral. Without limiting the foregoing, such actions that may be required to be performed or carried out by the Company may include, (i) filing any financing or continuation statements under the New York UCC (or other similar laws) in effect in any jurisdiction with respect to the Collateral and (ii) to the extent applicable, taking any actions necessary to enable the Trustee or the Escrow Agent on behalf of the Trustee to obtain “control” (within the meaning of the New York UCC) with respect to the Collateral.
     Section 4. Distributions from Escrow Account. Escrow Assets, including any funds on deposit in the Escrow Account, shall be withdrawn by the Escrow Agent and transferred only in accordance with this Section 4:
          (a) Event of Default.
          (i) For so long as an Event of Default has occurred and is continuing under the Indenture, no amounts shall be disbursed from the Escrow Account, except as provided in Section 4(a)(ii) or Section 4(b)(i) hereof.

          (ii) If (A) any Event of Default has occurred and is continuing under Section 7.01 of the Indenture or (B) any other Event of Default has occurred and is continuing that results in the acceleration of the payment of principal, interest, premium, if any, pursuant to the terms of the Indenture:
          (1) The Trustee may, without notice to the Company except as required by applicable law and at any time or from time to time, direct the Escrow Agent to sell, liquidate, assign, give option or options to purchase, or otherwise dispose of all Collateral, or any part thereof, and transfer all proceeds thereof to the Paying Agent to apply such funds in accordance with Section 7.06 of the Indenture.
          (2) The Trustee (and/or the Escrow Agent at its direction and on its behalf) may also, in addition to the other rights and remedies provided for herein, exercise in respect of the Collateral all the rights and remedies of a secured party under the New York UCC or any applicable law, and may also, without demand of performance or other demand, presentment, protest, advertisement, or notice of any kind (except as specified below), forthwith sell, liquidate, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sales, at any exchange, broker’s board or at any of the Trustee’s or the Escrow Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Trustee may deem advisable and at such prices as it may deem best. The Trustee shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Company, which right or equity is hereby waived and released. To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands it may acquire against the Escrow Agent or the Trustee arising out of the exercise by them of any rights hereunder. The parties recognize and agree that the Escrow Assets are of a type customarily sold on a recognized market and, as such, no notice of proposed sale or other disposition of Collateral shall be required. Notwithstanding the foregoing, if any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Trustee and the Escrow Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Trustee (or the Escrow Agent on its behalf) may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.
          (3) Any cash held by the Escrow Agent as Collateral and all net cash proceeds received by the Trustee or the Escrow Agent in respect of any action taken by it pursuant to this Section 4(a), in the discretion of the Trustee, may be held by the Trustee or the Escrow Agent as collateral for, and then or at any time thereafter be applied (after payment of any costs and expenses incurred in connection with any action taken by it pursuant to this Section 4(a) and the payment of any amounts payable to the Trustee or the Escrow Agent, including, without limitation, reasonable attorneys’ fees and disbursements and any other amount required by any provision of law, including, without limitation, Section 9-615(a)(1) of the New York UCC) in whole or in part by the Trustee for the equal and ratable benefit of the Holders of the Securities against all or any part of the Secured Obligations in such order as described in Section 7.06 of the Indenture.
          (iii) Notwithstanding anything in this Agreement to the contrary, the Company shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorneys employed by the Escrow Agent or the Trustee to collect such deficiency.
          (b) Scheduled Interest Payments. Pursuant to the Securities and Section 3.01 of the Indenture, from the date of this Agreement through and including [●], 2011, the Company is obligated to make scheduled payments of interest on the Securities on each of [●], 2009, [●], 2009, [●], 2010, [●], 2010, [●], 2011 and [●], 2011 (each, a “Scheduled Interest Payment”). The Scheduled Interest Payments due on the Securities shall be made from (1) amounts held in the Escrow Account in accordance with the procedures set forth in Section 4(b)(i) hereof or (2) at the election of the Company, other sources of funds available to the Company not held in the Escrow Account (“Company Funds”) in accordance with the procedures set forth in Section 4(b)(ii) hereof; provided, however, that nothing herein shall be construed as limiting the Company’s obligation to make all interest payments due on the Securities at the times and in the amounts required by the Indenture and the Securities, which obligation shall be absolute and unconditional.

          (i) Payment of Interest from the Escrow Account. Unless the Company notifies the Escrow Agent of its election to make a Scheduled Interest Payment from Company Funds in accordance with Section 4(b)(ii) hereof or the Trustee takes action in accordance with 4(a)(ii) hereof, the Escrow Agent shall transfer from the Escrow Account to the Paying Agent, as set forth in Section 4(d)(i) hereof, proceeds from the relevant Government Securities that mature on or prior to the Business Day prior to the due date of the related Scheduled Interest Payment (and/or from other funds in the Escrow Account) necessary to provide for payment in full of such Scheduled Interest Payment in respect of the Securities. The transfer shall occur at or prior to ●[1:00 p.m.], New York City time, on the Business Day immediately prior to the due date of such Scheduled Interest Payment. The Escrow Agent shall notify the Company in writing that it has made such transfer to the Paying Agent.
          (ii) Payment of Interest by the Company from Company Funds. If the Company elects to make any Scheduled Interest Payment from Company Funds, the Company shall notify the Escrow Agent in writing of such intention not later than five Business Days prior to the due date of the relevant Scheduled Interest Payment. Subject to Section 4(c) hereof, the Company may, after payment in full of such Scheduled Interest Payment and upon at least three Business Days’ prior notice, direct the Escrow Agent (with a copy to the Trustee), so long as no Default has occurred and is continuing, to release to the Company cash held in the Escrow Account, the amount of which is less than or equal to the amount of the Company Funds so expended in making the Scheduled Interest Payment. Any such direction shall include an Officer’s Certificate of the Company as to (A) the absence of the occurrence or continuance of any Default on the date of such notice and after giving effect to such direction and (B) the amount of Company Funds expended in making the prior Scheduled Interest Payment. Upon receipt of such notice, the Escrow Agent shall pay over or transfer to the Company the requested amount.
          (c) Required Funds and Excess Escrow Funds. The Company shall ensure that sufficient Government Securities and cash remain in the Escrow Account at all times such that the amount equal to the sum of (A) the aggregate amount payable at maturity in respect of Government Securities maturing prior to the due dates of all remaining Scheduled Interest Payments and (B) any cash held in the Escrow Account (collectively, the “Available Funds”) is at all times equal to or greater than the aggregate amount of all remaining Scheduled Interest Payments in respect of all Outstanding Securities (the “Required Funds”). If at any time, the amount of Available Funds is less than the amount of Required Funds, the Company shall promptly deliver to the Escrow Agent for deposit in the Escrow Account cash (and/or Government Securities with an amount payable at maturity) equal to the amount of such shortfall. If, on the first day of any month, the amount of Available Funds exceeds the amount of Required Funds (any such excess amount being hereinafter referred to as “Excess Escrow Funds”), so long as no Default has occurred and is continuing, the Escrow Agent shall at the written direction of the Company (with a copy to the Trustee) release to the Company from the Escrow Account, cash (or Government Securities with an amount payable at maturity) equal to the amount of the Excess Escrow Funds. Any such direction shall include an Officer’s Certificate of the Company as to (A) the absence of the occurrence or continuance of any Default on the date of such notice and after giving effect to such release and (B) the amount by which the Available Funds exceed the Required Funds and a computation, in reasonable detail, of the Required Funds.
          (d) Transfer.
          (i) All funds distributed from the Escrow Account to the Paying Agent for payment on the Securities shall be transferred by an account-to-account transfer of immediately available funds to the following account (or such other account of the Paying Agent that the Paying Agent specifies in writing to the Escrow Agent, the Trustee and the Company):
Wells Fargo Bank, N.A.
ABA No. [●]
Account No. [●]
Acct Name: [●]
Attn: [●]
          (ii) Any funds or Government Securities distributed from the Escrow Account to the Company shall be transferred in accordance with the written instructions provided by the Company to the Escrow Agent.
          (iii) Any funds or Government Securities distributed from the Escrow Account to the Trustee or on behalf of the Trustee shall be transferred in accordance with the written instructions provided by the Trustee to the Escrow Agent.
          (e) Written Instructions; Certificates. The Trustee shall, at any time when a Default has occurred and is continuing, give the Escrow Agent notice of such event. In the event such notice has been given, the Trustee shall promptly give the Escrow Agent notice of any subsequent cure or waiver of such Default. The Company shall, upon request by the Escrow Agent, execute and deliver to the Escrow Agent such additional written instructions and certificates hereunder as may be reasonably required by the Escrow Agent to give effect to this Section 4.

     Section 5. Termination of Security Interest. Upon payment in full of the Scheduled Interest Payments, the pledge, assignment and security interest evidenced by this Agreement in any Collateral remaining in the Escrow Account shall automatically terminate and be of no further force and effect. Furthermore, upon the release of any Collateral from the Escrow Account in accordance with the terms of this Agreement, whether upon release of such Collateral to the Trustee pursuant to Section 4(a) hereof, to the Paying Agent pursuant to Section 4(b)(i) hereof or to the Company pursuant to Sections 4(b)(ii) or 4(c) hereof, the pledge, assignment and security interest evidenced by this Agreement in such Collateral so released shall automatically terminate and be of no further force and effect. The Trustee and the Escrow Agent shall, upon request by the Company, execute and deliver to the Company such releases, terminations or amendments of UCC financing statements or additional written instructions and certificates hereunder as may be reasonably required by the Company to give effect to this Section 5.
     Section 6. Attorneys-in-Fact. The Company hereby irrevocably appoints each of the Trustee and the Escrow Agent as the Company’s attorney-in-fact, coupled with an interest, with full authority in the place and stead of the Company and in the name of the Company or otherwise, from time to time in the Trustee’s or the Escrow Agent’s discretion to take any action and to execute any instrument that the Trustee or the Escrow Agent may deem necessary or advisable to effectuate the terms of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Company representing any interest payment, dividend or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same, and the expenses of the Trustee and the Escrow Agent incurred in connection therewith shall be payable by the Company.
     Section 7. Trustee or Escrow Agent May Perform. Without limiting the authority granted under Section 6 hereof, if the Company fails to perform any agreement contained herein, the Trustee or the Escrow Agent may, but shall not be obligated to, itself perform, or cause performance of, such agreement, and the expenses of the Trustee or the Escrow Agent incurred in connection therewith shall be payable by the Company and shall be secured by the Collateral.
     Section 8. Representations, Warranties and Agreements.
          (a) The Company represents and warrants that:
          (i) The execution, delivery and performance by the Company of this Agreement are within its corporate power, have been duly authorized by all necessary corporate action of the Company, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of any judgment, injunction or order or of any material agreement or other material instrument binding upon the Company or of the certificate of incorporation or by-laws of the Company or result in the creation or imposition of any Lien on any assets of the Company other than the Lien contemplated hereby.
          (ii) The Company (A) is duly organized, validly existing and in good standing under the laws of the State of Delaware, (B) has full corporate power and authority to enter into this Agreement and (C) has the right to pledge and grant a security interest in the Collateral as provided by this Agreement.
          (iii) This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity.
          (iv) Upon the execution and delivery of this Agreement by the parties hereto and the delivery to the Escrow Agent of the Collateral as provided herein, the pledge of the Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations for the benefit of the Trustee and the Holders of the Securities, enforceable as such against all creditors of the Company and any persons purporting to purchase any of the Collateral from each of them.
          (v) Other than the filing of a UCC financing statement in respect of the security interest granted hereunder, no consent of any other person and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (A) for the pledge by the Company of the Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Company or (B) for the exercise by the Trustee or the Escrow Agent of the remedies in respect of the Collateral pursuant to this Agreement.
          (vi) No litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the best knowledge of the Company, threatened by or against the Company or against any of its properties or revenues with respect to this Agreement or any of the transactions contemplated hereby.
          (vii) The pledge of the Collateral pursuant to this Agreement is not prohibited by any applicable law or governmental regulation, release,

interpretation or opinion of the Board of Governors of the Federal Reserve System or other regulatory agency (including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System).
          (viii) All information set forth herein relating to the Collateral is accurate and complete in all material respects.
          (b) The Company covenants and agrees that:
          (i) it will not (and will not purport to) (A) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral nor (B) create or permit to exist any Lien upon or with respect to any of the Collateral (except for the liens and security interests granted under this Agreement) and at all times will have the right to pledge the Collateral, free and clear of any Lien or adverse claims (except for the liens and security interests granted under this Agreement);
          (ii) it will not (A) enter into any agreement or understanding (other than the Indenture) that restricts or inhibits or purports to restrict or inhibit the Trustee’s or the Escrow Agent’s rights or remedies hereunder, including, without limitation, their right to sell or otherwise dispose of the Collateral or (B) fail to pay or discharge any tax, assessment or levy of any nature with respect to the Collateral not later than three Business Days prior to the date of any proposed sale under any judgment, writ or warrant of attachment with respect to the Collateral; and
          (iii) it will not change its jurisdiction of incorporation without 30 days’ prior written notice to the Escrow Agent and the Trustee.
          (c) The Escrow Agent represents, warrants and agrees that it is (i) a “securities intermediary” within the meaning of Section 8-102(a)(14) of the New York UCC and (ii) a “bank” within the meaning of Section 9-102(a)(8) of the New York UCC.
          (d) The Trustee represents, warrants and agrees that it is, (i) with respect to the Securities Subaccount, the “entitlement holder” within the meaning of Section 8-102(a)(7) of the New York UCC, and (ii) with respect to the Deposit Subaccount, the “customer” within the meaning of and for purposes of Section 9-104(a)(3) of the New York UCC.
          (e) For purposes of this Section, “Lien” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset.

     Section 9. Fees and Expenses of Escrow Agent.
          (a) The Company agrees to pay the Escrow Agent its agreed-upon compensation for its services as Escrow Agent hereunder promptly upon request therefor, and to reimburse the Escrow Agent for all reasonable and documented expenses of or disbursements incurred by the Escrow Agent in the performance of its duties hereunder, including the reasonable fees, expenses and disbursements of legal counsel to the Escrow Agent.
          (b) The Escrow Agent shall have a lien upon any investment income on deposit in the Escrow Account solely for any costs, expenses and fees that may arise hereunder and may retain that portion of the investment income in the Escrow Account equal to such unpaid amounts, until all such costs, expenses and fees have been paid; provided, however, that such lien shall be junior and subordinate to the lien in favor of the Trustee.
     Section 10. Rights, Duties and Immunities of Escrow Agent. Acceptance by the Escrow Agent of its duties under this Agreement is subject to the following terms and conditions, which all parties to this Agreement hereby agree shall govern and control the rights, duties and immunities of the Escrow Agent:
          (a) The duties and obligations of the Escrow Agent shall be determined solely by the express provisions of this Agreement and the Escrow Agent shall not be liable except for the performance of such duties and obligations as are specifically set out in this Agreement. The Escrow Agent shall not be required to inquire as to the performance or observation of any obligation, term or condition under any agreement or arrangement between the Company and the Trustee. The Escrow Agent is not a party to, and is not bound by, any agreement or other document out of which this Agreement may arise. The Escrow Agent shall be under no liability to any party hereto by reason of any failure on the part of any party hereto (other than the Escrow Agent) or any maker, guarantor, endorser or other signatory of any document or any other person to perform such person’s obligations under any such document. The Escrow Agent shall not be bound by any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall give its prior written consent thereto.
          (b) The Escrow Agent shall not be responsible in any manner for the validity or sufficiency of this Agreement or of any property delivered hereunder, or for the value or collectibility of any security, check or other instrument, if any, or for any representations made or obligations assumed by any party other than the Escrow Agent. Nothing herein contained shall be deemed to obligate the Escrow Agent to deliver any cash, instruments, documents or any other property referred to herein, unless the same shall have first been received by the Escrow Agent pursuant to this Agreement.

          (c) The Company shall reimburse and indemnify the Escrow Agent for, and hold it harmless against, any loss, liability or expense, including but not limited to reasonable legal counsel fees, incurred without bad faith, gross negligence or willful misconduct on the part of the Escrow Agent, arising out of or in conjunction with its acceptance of, or the performance of its duties and obligations under, this Agreement, as well as the costs and expenses of defending against any claim or liability arising out of or relating to this Agreement.
          (d) The Escrow Agent shall be fully protected in acting on and relying upon any written notice, direction, request, waiver, consent, receipt or other paper or document which the Escrow Agent in good faith believes to have been signed and presented by the Company.
          (e) The Escrow Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith or for any mistake in fact or law, or for anything which it may do or refrain from doing in connection herewith, except its own bad faith, gross negligence or willful misconduct.
          (f) The Escrow Agent may seek the advice of legal counsel in the event of any dispute or question as to the construction of any of the provisions of this Agreement or its duties hereunder, and except for its own bad faith, gross negligence or willful misconduct it shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the advice or opinion of such counsel.
          (g) The agreements set forth in this Section 10 shall survive the resignation or removal of the Escrow Agent, the termination of this Agreement and the payment of all amounts hereunder.
          (h) The Escrow Agent shall be entitled to all of the rights, privileges and immunities granted to the Trustee under the Indenture, as applicable, all of which are hereby incorporated herein.
     Section 11. Miscellaneous.
          (a) Waiver. No waiver of any provision of this Agreement nor consent to any departure by any party therefrom shall in any event be effective unless the same shall be in writing and signed by each of the non-breaching parties and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
          (b) Severability. If, for any reason whatsoever, any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid in a particular case or in all cases, such circumstances shall not have the effect of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid, and the inoperative, unenforceable or invalid provision shall be construed as if it were written so as to effectuate, to the maximum extent possible, the parties’ intent.
          (c) Binding Effect. This Agreement shall inure to and be binding upon the parties and their respective successors and permitted assigns; provided, however, that the Company may not assign its rights or obligations hereunder without the express prior written consent of the Trustee.
          (d) Governing Law; Jurisdiction; Waiver of Jury Trial.
          (i) The existence, validity, construction, operation and effect of any and all terms and provisions of this Agreement shall be determined in accordance with and governed by the internal laws of the State of New York, including without limitation the New York UCC. The jurisdiction of the Escrow Agent in its capacity as securities intermediary with respect to the Escrow Account (including the Securities Subaccount) for purposes of Section 8-110 of the New York UCC shall be the State of New York. The jurisdiction of the Escrow Agent in its capacity as bank with respect to the Escrow Account (including the Deposit Subaccount) for purposes of Section 9-304 of the New York UCC shall be the State of New York.
          (ii) Each party irrevocably submits to the jurisdiction of (x) the Supreme Court of the State of New York, New York County, and (y) the United States District Court for the Southern District Court of New York, for the purposes of any claim, action or proceeding (“Proceedings”) arising out of this Agreement or any transaction contemplated hereby. Each party agrees to commence any such Proceeding either in the United States District Court for the Southern District of New York or, if such Proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth above shall be effective service of process for any Proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 11(d)(ii). Each party irrevocably and unconditionally waives any objection to the laying of venue of any Proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Supreme Court of the State of New York, New York County, or (ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plea or claim in any such court that any such Proceeding brought in any such court has been brought in an inconvenient forum. Notwithstanding anything in this Section 11(d)(ii) to the contrary, in the event it is finally judicially determined by (x) the Supreme Court of the State of New York or (y) the United States District Court for the Southern District of New York that a Proceeding may not be maintained in either of such jurisdictions, then the parties may bring such Proceeding in an alternate jurisdiction.
          (iii) EACH PARTY HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. EACH PARTY (A) CERTIFIES THAT NO AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11(d)(iii).
          (e) Entire Agreement. This Agreement, the Securities and the Indenture contain the entire agreement among the parties with respect to the subject matter hereof and supersede any and all prior agreements, understandings and commitments with respect thereto, whether oral or written; provided, however, that this Agreement is executed and accepted by the Trustee and the Escrow Agent subject to all terms and conditions of its acceptance of the trust under the Indenture, as fully as if said terms and conditions were set forth at length herein.
          (f) Amendments. This Agreement may be amended only by a writing signed by duly authorized representatives of all parties. The Trustee and the Escrow Agent may execute an amendment to this Agreement only if the consent of the Holders of the Securities required by Section 4.08 of the Indenture has been obtained or is not required pursuant to the terms thereof.
          (g) Notices. All notices, requests, instructions, orders and other communications required or permitted to be given or made under this Agreement to any party hereto shall be delivered in writing by hand delivery or overnight delivery, or shall be delivered by facsimile with machine confirmation of full delivery not more than 24 hours following such facsimile notice. A notice given in accordance with the preceding sentence shall be deemed to have been duly given upon the sending thereof. Notices should be addressed as follows:
To the Company:

CVR Energy, Inc.
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
Attn: Edmund S. Gross
Senior Vice President & General Counsel
Facsimile number: (913) 981-0000
with a copy to
Michael A. Levitt
Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Facsimile number: (212) 859-4000
To the Trustee or the Escrow Agent:
Wells Fargo Bank, N.A.
45 Broadway, 14th Floor
New York, New York 10006
Attn: Corporate Trust Services
Facsimile number: (212) 515-1589
or at such other address or facsimile number as the specified entity most recently may have designated in writing in accordance with this paragraph to the other parties.
          (h) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic transmission (e.g., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.
          (i) Interpretation. The headings of the sections contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement.
          (j) Acknowledgements. The Company hereby acknowledges that:
          (i) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other document to which it is a party;

          (ii) neither the Trustee nor the Escrow Agent has any fiduciary relationship with or duty to the Company arising out of or in connection with this Agreement or any of the other document, and the relationship between the Company, on the one hand, and the Trustee and Escrow Agent, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
          (iii) no joint venture is created hereby or by the other documents or otherwise exists by virtue of the transactions contemplated hereby among the Company and the Trustee and Escrow Agent.
          (k) Force Majeure. In no event shall the Escrow Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
[Signature page follows]

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day first written above.

CVR ENERGY, INC., as Pledgor
By:
Name:
Title:

WELLS FARGO BANK, N.A., as Trustee
By:
Name:
Title:

WELLS FARGO BANK, N.A., as Escrow Agent
By:
Name:
Title:

Schedule I
     All terms specified, except for the Due Date of Scheduled Interest Payment in Respect of Firm Securities, are for the Government Securities to be delivered to the Escrow Agent pursuant to Section 2(a) of this Agreement.

Due Date of
Scheduled Interest	Maturity Date of	Par Amount of	CUSIP No. of
Payment in Respect	Government	Government	Government
of Firm Securities	Securities	Securities	Securities
[●], 2009	[●]	[●]	[●]
[●], 2009	[●]	[●]	[●]
[●], 2010	[●]	[●]	[●]
[●], 2010	[●]	[●]	[●]
[●], 2011	[●]	[●]	[●]
[●], 2011	[●]	[●]	[●]

S-1